Exhibit 2.1

                                                                  EXECUTION COPY
                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          NEW ENGLAND BANCSHARES, INC.,

                                   VALLEY BANK

                                       and

                      THE APPLE VALLEY BANK & TRUST COMPANY



                          Dated as of January 14, 2009




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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I CERTAIN DEFINITIONS..................................................1

   Section 1.01  Definitions...................................................1


ARTICLE II THE MERGER AND RELATED MATTERS......................................9

   Section 2.01  Effects of Merger; Surviving Corporation......................9
   Section 2.02  Effect on Outstanding Shares of Apple Valley Common Stock....10
   Section 2.03  Election and Proration Procedures............................11
   Section 2.04  Exchange Procedures..........................................14
   Section 2.05  Effect on Outstanding Shares of Valley Bank Common Stock.....16
   Section 2.06  Dissenters' Rights...........................................16


ARTICLE III REPRESENTATIONS AND WARRANTIES OF  THE APPLE VALLEY BANK &
TRUST COMPANY.................................................................17

   Section 3.01  Organization.................................................17
   Section 3.02  Capitalization...............................................18
   Section 3.03  Authority; No Violation......................................18
   Section 3.04  Consents.....................................................19
   Section 3.05  Financial Statements.........................................19
   Section 3.06  Taxes. 20
   Section 3.07  No Material Adverse Effect...................................20
   Section 3.08  Material Contracts; Leases; Defaults.........................20
   Section 3.09  Ownership of Property; Insurance Coverage....................21
   Section 3.10  Legal Proceedings............................................22
   Section 3.11  Compliance With Applicable Law...............................22
   Section 3.12  Employee Benefit Plans.......................................23
   Section 3.13  Brokers, Finders and Financial Advisors......................26
   Section 3.14  Environmental Matters........................................26
   Section 3.15  Loan Portfolio...............................................27
   Section 3.16  Securities Documents.........................................28
   Section 3.17  Related Party Transactions...................................29
   Section 3.18  Schedule of Termination Benefits.............................29
   Section 3.19  Deposits.....................................................29
   Section 3.20  Antitakeover Provisions Inapplicable.........................29
   Section 3.21  Registration Obligations.....................................29
   Section 3.22  Risk Management Instruments..................................29

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   Section 3.23  Fairness Opinion.............................................30
   Section 3.24  Apple Valley Information.....................................30


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NEW ENGLAND BANCSHARES AND
VALLEY BANK...................................................................31

   Section 4.01  Organization.................................................31
   Section 4.02  Capitalization...............................................32
   Section 4.03  Authority; No Violation......................................33
   Section 4.04  Consents.....................................................34
   Section 4.05  Financial Statements.........................................34
   Section 4.06  Compliance With Applicable Law...............................34
   Section 4.07  Financing....................................................35
   Section 4.08  Regulatory Approvals.........................................35
   Section 4.09  Legal Proceedings............................................36
   Section 4.10  Brokers, Finders and Financial Advisors......................36
   Section 4.11  New England Bancshares Information...........................36
   Section 4.12  Taxes........................................................36
   Section 4.13  Securities Filings...........................................37
   Section 4.14  No Material Adverse Effect...................................37
   Section 4.15  Undisclosed Liabilities......................................37
   Section 4.16  Insurance....................................................37


ARTICLE V COVENANTS OF THE PARTIES............................................37

   Section 5.01  Conduct of Apple Valley's Business...........................37
   Section 5.02  Access; Confidentiality......................................42
   Section 5.03  Regulatory Matters and Consents..............................43
   Section 5.04  Taking of Necessary Action; Stockholder Meeting;
                     Registration of New England Bancshares Stock.............44
   Section 5.05  Certain Agreements...........................................46
   Section 5.06  No Other Bids and Related Matters............................48
   Section 5.07  Duty to Advise; Duty to Update Apple Valley's Disclosure
                     Schedules................................................49
   Section 5.08  Conduct of Business of New England Bancshares and Valley
                     Bank.....................................................49
   Section 5.09  Board and Committee Minutes..................................49
   Section 5.10  Undertakings by Apple Valley and New England Bancshares......50
   Section 5.11  Employee and Termination Benefits; Directors and Management..52
   Section 5.12  Duty to Advise; Duty to Update New England Disclosure
                     Schedules................................................55


ARTICLE VI CONDITIONS.........................................................55

   Section 6.01  Conditions to Each Parties Obligations under this Agreement..55
   Section 6.02  Conditions to Apple Valley's Obligations under this
                     Agreement................................................56
   Section 6.03  Conditions to Obligations of New England Bancshares and
                     Valley  Bank under this Agreement........................57

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ARTICLE VII TERMINATION, WAIVER AND AMENDMENT.................................58

   Section 7.01  Termination..................................................58
   Section 7.02  Termination Fee..............................................60
   Section 7.03  Effect of Termination........................................61


ARTICLE VIII MISCELLANEOUS....................................................61

   Section 8.01  Expenses.....................................................61
   Section 8.02  Non-Survival of Representations and Warranties...............61
   Section 8.03  Amendment, Extension and Waiver..............................62
   Section 8.04  Entire Agreement.............................................62
   Section 8.05  No Assignment................................................62
   Section 8.06  Notices......................................................63
   Section 8.07  Captions.....................................................63
   Section 8.08  Counterparts.................................................63
   Section 8.09  Severability.................................................64
   Section 8.10  Governing Law................................................64
   Section 8.11  Specific Performance.........................................64

Exhibits:

         Exhibit A       Form of Apple Valley Voting Agreement

         Exhibit B       Principal and Other Offices of Surviving Corporation

         Exhibit C       Form of Consulting Agreement

         Exhibit D       Certificate of Incorporation




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

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 14, 2009, is by and among New England Bancshares, Inc., a Maryland corporation and bank holding company with its principal office in Enfield, Connecticut ("New England Bancshares"), Valley Bank, a Connecticut-chartered stock bank and wholly owned subsidiary of New England Bancshares with its principal office in Bristol, Connecticut ("Valley Bank"), and The Apple Valley Bank & Trust Company ("Apple Valley"), a Connecticut-chartered stock bank with its principal office located in Cheshire, Connecticut. Each of New England Bancshares, Valley Bank and Apple Valley is sometimes individually referred to herein as a "party," and all of them are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, the Board of Directors of Apple Valley deems it advisable and in the best interests of the stockholders of Apple Valley, and the Boards of Directors of New England Bancshares and Valley Bank deem it advisable and in the best interests of the respective stockholders of New England Bancshares and Valley Bank, to consummate the business combination transactions contemplated herein whereby Apple Valley, subject to the terms and conditions set forth herein, will merge with and into Valley Bank, with Valley Bank as the surviving entity (the "Merger");

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement; and

         WHEREAS, simultaneously with the execution of this Agreement by the parties hereto, each director and executive officer of Apple Valley is entering into the letter agreement included as Exhibit A to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition  Proposal"  has the meaning  given to that term in Section
5.06 of this Agreement.

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         "Affiliate" means, with respect to any Person, any Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director. For the purposes of this definition, the term "control" shall mean: (1) ownership of 25 percent of any class of the voting securities of a party; (2) controlling the election of a majority of the board of directors of a party; or (3) the power to exercise a controlling influence over a party's management or policies.

         "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between New England Bancshares, Valley Bank and Apple Valley.

         "Apple Valley Common Stock" shall have the meaning given to such term in Section 3.02(a).

         "APPLE VALLEY DISCLOSURE SCHEDULES" means the Disclosure Schedules delivered by Apple Valley to New England Bancshares pursuant to Article III of this Agreement.

         "Apple Valley Financials" means (i) the audited financial statements of Apple Valley as of December 31, 2007 and 2006 and for the three years ended December 31, 2007, including the notes thereto and (ii) the unaudited interim financial statements of Apple Valley as of each calendar quarter thereafter.

         "Apple Valley Regulatory Reports" means the financial reports of Apple Valley and accompanying schedules, as filed with the Commissioner, the FDIC or any other Regulatory Authority for each appropriate calendar quarter beginning with the quarter ended December 31, 2006, through the Closing Date, and all annual, quarterly and current reports filed with the Commissioner by Apple Valley from December 31, 2006, through the Closing Date.

         "Apple Valley Regulatory Response" means any response by Apple Valley to a Regulatory Agreement or any plan of action, business plan, commitment, agreement, policy or other arrangement included in such response by Apple Valley to a Regulatory Agreement.

         "Applications" means the applications for all Regulatory Approvals that are required by the transactions contemplated hereby.

         "Benefits Schedule" has the meaning given to that term in Section 3.18 of this Agreement.

         "BHCA" means the Bank Holding Company Act of 1956, as amended

         "BLC" means Connecticut General Statutes Sections 36a-1 et seq. and the regulations promulgated thereunder (the "Banking Laws of Connecticut").

         "Budget"  has the  meaning  given  to that  term  in  Section  5.10(c).

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         "Business  Day" means any day other than a Saturday,  Sunday or Federal holiday.

         "Capital  Purchase  Program"  has the  meaning  given  to that  term in
Section 3.26 of this Agreement.

         "Cash Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "Cash Election" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "Cash Election Shares" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "CBCA" means the Connecticut Business Corporation Act.

         "Certificate(s)" has the meaning given to that term in Section 2.03(c) of this Agreement.

         "Change  in  Recommendation"  has the  meaning  given  to that  term in
Section 5.04(b) of this Agreement.

         "Closing Date" means the Business Day on which the Merger closes, as determined by New England Bancshares, in its sole discretion, within five (5) days following the satisfaction or waiver of the conditions to closing set forth in Article VI of this Agreement, but in no event later than September 30, 2009.

         "Closing  Expense  Statement"  has the  meaning  given to that  term in
Section 5.10(c) of this Agreement.

         "Commissioner" means the Connecticut Banking Commissioner.

         "Compensation and Benefit Plans" means any bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock warrant, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by Apple Valley in which any employee or former employee, consultant or former consultant or director or former director of Apple Valley currently participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits other than plans and programs involving immaterial obligations.

         "Consulting Agreement" has the meaning given to that term in Section 5.11(f) of this Agreement.

         "Continuing Employees" has the meaning given to that term in Section 5.11(a) of this Agreement.

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

         "CRA" means the Community Reinvestment Act.

         "Determination Date" has the meaning given to that term in Section 7.01(g) of this Agreement.

         "DIF" means the Deposit Insurance Fund of the FDIC.

         "Disclosure   Schedule"  means  any  of  the  NEW  ENGLAND   BANCSHARES
DISCLOSURE SCHEDULES or the APPLE VALLEY DISCLOSURE SCHEDULES.

         "Dissenters' Shares" has the meaning given to that term in Section 2.06 of this Agreement.

         "DOL" means the U.S. Department of Labor.

         "Election Deadline" has the meaning given to that term in Section 2.03(c) of this Agreement.

         "Election Form" has the meaning given to that term in Section 2.03(a) of this Agreement.

         "Enfield   Federal"  shall  mean  Enfield   Federal  Savings  and  Loan
Association,   a  federally  chartered  stock  savings  bank  and  wholly  owned subsidiary of New England Bancshares.

         "Environmental Law" means any applicable federal or state law, statute, rule, regulation, code, final order, final judgment, final decree, injunction, common law or written agreement with any federal or state Regulatory Authority relating to (i) the protection, preservation or restoration of the natural environment (including air, soil vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) the presence of Hazardous Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and in effect as of the date hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Exchange Agent" means Registrar and Transfer Company, the transfer agent for New England Bancshares or such other entity selected by New England Bancshares and agreed to by Apple Valley.

         "Excluded Shares" shall consist of (i) Dissenters' Shares and (ii) shares of Apple Valley held directly or indirectly by New England Bancshares (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

         "FDIA" means the Federal Deposit Insurance Act, as amended.

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

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means a Federal Home Loan Bank.

         "Final Index Price" has the meaning given to that term in Section 7.01(g) of this Agreement.

         "FRB" means the Federal Reserve Board.

         "GAAP" means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

         "Hazardous  Material"  means any substance  (whether  solid,  liquid or gas), which substance is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "HOLA" means the Home Owners' Loan Act, as amended.

         "Initial New England Bancshares Market Value" has the meaning given to that term in Section 7.01(g) of this Agreement.

         "Initial Index Price" has the meaning given to that term in Section 7.01(g) of this Agreement.

         "Index Ratio" has the meaning given to that term in Section 7.01(g) of this Agreement.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or reasonably should have been known, by the senior executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or any other material written notice received by that Person.

         "Letter of Transmittal" has the meaning given to that term in Section 2.04(a) of this Agreement.

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

         "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

         "Mailing Date" has the meaning given to that term in Section 2.03(a) of this Agreement.

         "Material Adverse Effect" shall mean, with respect to a Person, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any such effect caused by changes in economic conditions affecting financial institutions generally, including, but not limited to (i) any change in the value of such Person's assets resulting from a change in interest rates generally, (ii) any change or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, (iii) compliance with this Agreement, (iv) any facts or circumstances existing on the date hereof and identified in a Disclosure Schedule attached to this Agreement on the date hereof, or (v) expenses incurred in connection with this Agreement and the transactions contemplated hereby. Apple Valley's receipt of a regulatory order, directive, notification or comparable action from the FDIC or the Commissioner (for purposes of this sentence, an "Order") in connection with the most recent regulatory examination conducted by the FDIC shall not, in and of itself, be deemed to be a Material Adverse Effect with respect to Apple Valley; provided, however, that the effect of any Order shall nonetheless be considered in connection with the determination of whether there has been a Material Adverse Effect with respect to Apple Valley.

         "Material Contract" has the meaning given to that term in Section 3.08(a) of this Agreement.

         "Merger" has the meaning given to that term in the Recitals of this Agreement.

         "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "Merger Effective Date" means that date and time upon which the Certificate of Merger as to the Merger is accepted for filing by the Connecticut Secretary of State or such other date as otherwise stated in such filed Certificate of Merger, all in accordance with applicable law. The Merger Effective Date shall be the same date as the Closing Date.

         "Mixed Election" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "New England Bancshares" has the meaning given to that term in the Preamble of this Agreement.

         "New England Bancshares Financials" means (i) the audited consolidated financial statements of New England Bancshares, Inc. as of March 31, 2008 and 2007 and for the three years ended March 31, 2008, including the notes thereto and (ii) the unaudited interim

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

consolidated financial statements of New England Bancshares, Inc. as of each calendar quarter thereafter.

         "New England Bancshares Market Value on the Determination Date" has the meaning given to that term in Section 7.01(g) of this Agreement.

         "New England  Bancshares  Ratio" has the meaning  given to that term in
Section 7.01(g) of this Agreement.

         "NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULES" means the Disclosure Schedules delivered by New England Bancshares to Apple Valley pursuant to
Article IV of this Agreement.

         "New England Bancshares Regulatory Reports" means the Call Reports of Valley Bank and the Thrift Financial Reports of Enfield Federal, and the accompanying schedules for each, as filed with the FDIC and the OTS for each calendar quarter beginning with the quarter ended March 31, 2008, through the Closing Date, and all Annual and Quarterly Reports filed on Form FR Y-6 and FR Y-9C filed with the FRB by New England Bancshares from March 31, 2008 through the Closing Date.

         "Non-Election" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "Non-Election Shares" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "Nonperforming Assets" has the meaning given to that term in Section 5.10(a)(v) of this agreement.

         "OTS" means the Office of Thrift Supervision.

         "Participation  Facility"  shall have the meaning given to such term in
Section 3.14(b) of this Agreement.

         "Pension Plan" has the meaning given to that term in Section 3.12(a) of this Agreement.

         "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

         "Proxy  Statement-Prospectus"  has the  meaning  given to that  term in
Section 5.04(c) of this Agreement.

         "Registration Statement" has the meaning given to that term in Section 5.04(c) of this Agreement.

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

         "Regulatory Agreement" has the meaning given to that term in Section 3.11(c) of this Agreement.

         "Regulatory Approvals" means all consents, waivers, approvals, nonobjections and clearances required to be obtained from or issued by the OTS, the FDIC, the FRB, the Commissioner, or the respective staffs thereof, in order to complete the transactions contemplated hereby.

         "Regulatory Authority" means any agency or department of any federal, state or local government, including without limitation the OTS, the FDIC, the FRB or the Commissioner, or the respective staffs thereof.

         "Representative" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents that obligate an entity to issue its securities or to make payments of cash in lieu of issuing such securities or in respect to such securities.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed with the FDIC or the SEC under the Securities Laws.

         "Securities Laws" means the Securities Act and the Exchange Act.

         "Shortfall Number" has the meaning given to that term in Section 2.03(e)(ii) of this Agreement.

         "Stock Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "Stock Conversion Number" has the meaning given to that term in Section 2.03(d) of this Agreement.

         "Stock Election" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "Stock Election Number" has the meaning given to that term in Section 2.03(b) of this Agreement.

         "Stock Election Shares" has the meaning given to that term in Section 2.03(b) of this Agreement. "Stockholder Meeting" has the meaning given to that term in Section 5.04(b) of this Agreement.

         "Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership, whether general or limited), 50% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by another entity, except any corporation the stock or other equity ownership interest of which is held as security by New England Bancshares or Apple Valley, as the case may be, in the ordinary course of its lending activities.

         "Superior Proposal" has the meaning given to that term in Section 5.06 of this Agreement.

         "Surviving Corporation" has the meaning given to that term in Section 2.01(a)(i) of this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

         Section 2.01  Effects of Merger; Surviving Corporation.

         (a) As of the Merger Effective Date, the following shall occur:

         (i) Apple Valley shall merge with and into Valley Bank; the separate existence of Apple Valley shall cease; Valley Bank shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall remain a Connecticut-chartered stock bank; Valley Bank shall remain a wholly owned subsidiary of New England Bancshares with authorized capital stock consisting of 2,000,000 shares of common stock, no par value per share; and all of the property (real, personal and mixed), rights, powers and duties, liabilities and obligations of Apple Valley shall be taken and deemed to be transferred to and vested in Valley Bank, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the CBCA and the BLC. Subsequent to the Merger, the location of the main office and other offices of the Surviving Corporation will be as listed in Exhibit B attached hereto.

                  (ii) the Certificate of Incorporation of Valley Bank as in effect immediately prior to the Merger Effective Date, a copy of which is attached as Exhibit D hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; and the Bylaws of Valley Bank as in effect immediately prior to the Merger Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) the directors of Valley Bank duly elected and holding office immediately prior to the Merger Effective Date shall be the directors of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, subject to Section 5.11(e);

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

and the minimum and maximum number of directors of the Surviving Corporation shall be as set forth in the Bylaws of the Surviving Corporation.

                  (iv) the officers of Valley Bank duly elected and holding office immediately prior to the Merger Effective Date shall be the officers of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, New England Bancshares may elect, subject to the filing of all Applications and the receipt of all Regulatory Approvals, to modify the structure of the transactions contemplated hereby, including, but not limited to, changes in the entity into which Apple Valley will merge and/or the structure and sequence of any merger of any subsidiary or subsidiaries of New England Bancshares, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Apple Valley as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount or delayed in payment following the Merger Effective Date because of such modification, (iii) such modification will not materially increase the obligations, liabilities or duties of Apple Valley prior to the Merger Effective Date, (iv) such modification will not be likely to jeopardize receipt of any Regulatory Approvals, and (v) such modification will not materially reduce the benefits and other arrangements to be provided to the directors, officers or other employees of Apple Valley.

         Section 2.02 Effect on Outstanding Shares of Apple Valley Common Stock.

         (a) Subject to the provisions of Section 2.03 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Apple Valley Common Stock issued and outstanding at the Merger Effective Date, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement and to the adjustments, if applicable, set forth in Sections 2.02(b), 2.02(c) and 7.01(g) of this Agreement, either the right to receive (i) $8.50 in cash, without interest (the "Cash Consideration") or (ii) one share of New England Bancshares Common Stock for each share of Apple Valley Common Stock (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

         (b) Notwithstanding any other provision of this Agreement, no fraction of a share of New England Bancshares Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, New England Bancshares shall pay to each holder of Apple Valley Common Stock who would otherwise be entitled to a fraction of a share of New England Bancshares Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the New England Bancshares Market Value on the Determination Date.

         (c) If, between the date of this Agreement and the Merger Effective Date, the outstanding shares of New England Bancshares Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Stock Consideration shall be adjusted appropriately to provide the holders of Apple Valley Common Stock the same economic effect as contemplated by this Agreement prior to such event.

         (d) As of the Merger Effective Date, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of New England Bancshares Common Stock that are held by Apple Valley, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into shares of New England Bancshares Common Stock pursuant to this Section 2.02 but instead shall be treated in accordance with the provisions set forth in Section 2.06 of this Agreement.

         Section 2.03  Election and Proration Procedures.

         (a) An election form in such form as determined by New England Bancshares (an "Election Form") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of Apple Valley Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Apple Valley Common Stock. New England Bancshares and Apple Valley shall make available Election Forms as may be reasonably requested by all persons who become holders of Apple Valley Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and Apple Valley shall provide to the Exchange Agent all information reasonably necessary for the Exchange Agent to perform its obligations as specified herein.

         (b) Each Election Form shall entitle the holder of shares of Apple Valley Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election") or (iv) make no election, or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). Holders of record of shares of Apple Valley Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Apple Valley Common Stock held by that Representative for a particular beneficial owner. Shares of Apple Valley Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Apple Valley Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Apple Valley Common Stock as to which no election has been made are referred to herein as "Non-Election Shares." The aggregate number of shares of Apple Valley Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

         (c) To be effective, a properly completed Election Form must be received by the Exchange Agent on or before 5:00 p.m., New York City time, on the fifth business day subsequent to Apple Valley's Stockholder Meeting (or such other time and date as Apple Valley and New England Bancshares may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates theretofore representing Apple Valley Common Stock ("Certificate(s)") (or customary affidavits and, if required by New England Bancshares pursuant to Section 2.04(i), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Apple Valley Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Apple Valley stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Apple Valley stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by New England Bancshares and Apple Valley that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Apple Valley Common Stock held by such stockholder shall be designated Non-Election Shares. New England Bancshares shall cause the Certificates representing Apple Valley Common Stock described in clause (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

         (d) Notwithstanding any other provision contained in this Agreement, 60% of the total number of shares of Apple Valley Common Stock outstanding at the Merger Effective Date (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining outstanding shares of Apple Valley Common Stock (excluding shares of Apple Valley Common Stock to be canceled as provided in Section 2.02(d) and Dissenters' Shares) shall be converted into the Cash Consideration; provided, however, that for federal income  tax  purposes,  it  is  intended  that  the  Merger  will  qualify  as a
reorganization   under  the  provisions  of  Section  368(a)  of  the  IRC  and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the IRC, New England Bancshares shall increase the number of shares of Apple Valley Common Stock that will be converted into the Stock Consideration and reduce the number of shares of Apple Valley Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent at least 45% of the value of the aggregate Merger

Consideration, increased by the value of any Excluded Shares, each as measured as of the Merger Effective Date.

         (e) Within five business days after the later to occur of the Election Deadline or the Merger Effective Date, New England Bancshares shall cause the Exchange Agent to effect the allocation among holders of Apple Valley Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                  (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock Consideration in respect of the number of Stock Election Shares held by such holder multiplied by a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such holder's Stock Election Shares;

                  (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                           (A) if the Shortfall  Number is less than or equal to
the number of Non-Election
Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the Stock Consideration in respect of the number of Non-Election Shares held by such holder multiplied by a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Non-Election Shares; or

                           (B) if the  Shortfall  Number  exceeds  the number of
Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the Stock Consideration in respect of the number of Cash Election Shares held by such holder multiplied by a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Cash Election Shares.

         For purposes of the foregoing calculations, Excluded Shares shall be deemed Cash Election Shares. For purposes of this Section 2.03(e), if New England Bancshares is obligated to increase the number of shares of Apple Valley Common Stock to be converted into shares of New England Bancshares Common Stock as a result of the application of the last clause of Section 2.03(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 2.03(d).

         Section 2.04  Exchange Procedures.

         (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to New England Bancshares and Apple Valley shall be mailed as soon as practicable after the Merger Effective Date to each holder of record of Apple Valley Common Stock as of the Merger Effective Date who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Apple Valley Common Stock to be converted thereby.

         (b) At and after the Merger Effective Date, each Certificate (except as specifically set forth in Section 2.02) shall represent only the right to receive the Merger Consideration.

         (c) Prior to the Merger  Effective Date, New England  Bancshares  shall
(i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of New England Bancshares Common Stock to provide for payment of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Apple Valley Common Stock, for exchange in accordance with this Section 2.04, an amount of cash sufficient to pay the aggregate Cash Consideration and cash in lieu of fractional shares pursuant to Section 2.02(b), in each case subject to increase pursuant to Section 7.01(g), if applicable.

         (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as New England Bancshares and Apple Valley may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New England Bancshares Common Stock that such holder has the right to receive pursuant to Section 2.02, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.02, if any (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to
Section 2.02, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02). Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute New England Bancshares Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of New England Bancshares Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Apple Valley Common Stock not registered in the transfer records of Apple Valley, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Apple Valley Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of New England Bancshares and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (e) No dividends or other distributions declared or made after the Merger Effective Date with respect to New England Bancshares Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of New England Bancshares Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.04. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Merger Effective Date had become payable but not paid with respect to shares of New England Bancshares Common Stock represented by such person's Certificates.

         (f) The stock transfer books of Apple Valley shall be closed immediately upon the Merger Effective Date and from and after the Merger Effective Date there shall be no transfers on the stock transfer records of Apple Valley of any shares of Apple Valley Common Stock. If, after the Merger Effective Date, Certificates are presented to New England Bancshares, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.04.

         (g) Any portion of the aggregate amount of Cash Consideration to be paid pursuant to Section 2.02, any dividends or other distributions to be paid pursuant to this Section 2.04 or any proceeds from any investments thereof that remains unclaimed by the stockholders of Apple Valley for six months after the Merger Effective Date shall be repaid by the Exchange Agent to New England Bancshares upon the written request of New England Bancshares. After such request is made, any stockholders of Apple Valley who have not theretofore complied with this Section 2.7 shall look only to New England Bancshares for the Merger Consideration deliverable in respect of each share of Apple Valley Common Stock such stockholder holds, as determined pursuant to Section 2.02 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of New England Bancshares (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Apple Valley Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (h) New England Bancshares and the Exchange Agent shall be entitled to rely upon Apple Valley's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, New England Bancshares and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or New England Bancshares, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.02.

         Section 2.05 Effect on Outstanding Shares of Valley Bank Common Stock. At the Merger Effective Date, each share of common stock of Valley Bank issued and outstanding immediately prior to the Merger Effective Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

         Section 2.06 Dissenters' Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Apple Valley Common Stock that are outstanding immediately prior to the Merger Effective Date and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the CBCA and the BLC (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the CBCA and the BLC, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting stockholders under the CBCA and the BLC shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Merger Effective Date, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.04 of the Certificate(s) that, immediately prior to the Merger Effective Date, evidenced such shares. Apple Valley shall give New England Bancshares (i) prompt notice of any written demands for payment of fair value of any shares of Apple Valley Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the CBCA and the BLC and received by Apple Valley relating to stockholders' dissenters' rights and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the CBCA and the BLCA consistent with the obligations of Apple Valley thereunder. Apple Valley shall not, except with the prior written consent of New England Bancshares, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment of fair value or (z) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the CBCA and the BLC.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                      THE APPLE VALLEY BANK & TRUST COMPANY

         Apple Valley represents and warrants to New England Bancshares and Valley Bank that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the APPLE VALLEY DISCLOSURE SCHEDULES delivered by Apple Valley to New England Bancshares on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. Apple Valley has made a good faith effort to ensure that the disclosure on each schedule of the APPLE VALLEY DISCLOSURE SCHEDULES corresponds to the section reference herein. However, for purposes of the APPLE VALLEY DISCLOSURE SCHEDULES, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 3.01  Organization.

         (a) Apple Valley is a bank duly organized, validly existing and in good standing under the law of the State of Connecticut. Apple Valley has all requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Apple Valley. Apple Valley engages only in activities (and holds properties only of the types) permitted by the BLC and the CBCA.

         (b) The deposits of Apple Valley are insured by the FDIC through the DIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Apple Valley when due. As of the date hereof no proceedings for the revocation of such deposit insurance are pending, or, to the Knowledge of Apple Valley, expressly threatened.

         (c) Apple Valley is a member in good standing of the FHLB of Boston and owns the requisite amount of stock therein.

         (d) The minute books of Apple Valley accurately record, in all material respects, all material corporate actions of its stockholders and board of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, Apple Valley has made available to New England Bancshares true and correct copies of its Certificate of Incorporation and Bylaws, each of which is attached hereto as APPLE VALLEY DISCLOSURE SCHEDULE 3.01(e).

         (f) Apple Valley has no Subsidiaries.

         Section 3.02  Capitalization.

         (a) The authorized capital stock of Apple Valley consists of 2,750,000 shares of common stock, par value $0.01 per share ("Apple Valley Common Stock"), of which 862,013 shares are outstanding, validly issued, fully paid and nonassessable, and 250,000 shares of preferred stock, par value $1.00 per share ("Apple Valley Preferred Stock"), none of which are outstanding. There are no shares of Apple Valley Common Stock held by Apple Valley as treasury stock. Apple Valley is not bound by any Rights or other agreements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Apple Valley Common Stock, or any other security of Apple Valley or any securities representing the right to vote, purchase or otherwise receive any shares of Apple Valley Common Stock or any other security of Apple Valley. All warrants issued in connection with Apple Valley's initial public offering completed on August 16, 2000, have expired, and no Person has any Rights or rights of any kind resulting from or relating to such warrants. There are no shares of restricted stock of Apple Valley outstanding or authorized to be issued pursuant to any Compensation and Benefit Plan or other agreements of any character of Apple Valley.

         (b) To Apple Valley's Knowledge, other than as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.02(b), no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Apple Valley Common Stock.

         Section 3.03  Authority; No Violation.

         (a) Apple Valley has all requisite corporate power and authority to execute and deliver this Agreement and, subject to a favorable vote of the Apple Valley stockholders and receipt of all Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Apple Valley and the completion by Apple Valley of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Apple Valley and, except for approval of the stockholders of Apple Valley, no other corporate proceedings on the part of Apple Valley are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Apple Valley. Subject to approval by the stockholders of Apple Valley and receipt of the Regulatory Approvals, this Agreement constitutes the valid and binding obligations of Apple Valley, enforceable against Apple Valley in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) The execution and delivery of this Agreement by Apple Valley will not (A) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Apple Valley; (B) subject to the approval of this Agreement by the stockholders of Apple Valley and receipt of the Regulatory Approvals, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Apple Valley or any of its respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Apple Valley under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Apple Valley is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults described in clause (B) or (C) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Apple Valley.

         Section 3.04 Consents. Except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, the approval of this Agreement by the stockholders of Apple Valley, and the filing of a Certificate of Merger with the Connecticut Secretary of State pursuant to applicable law in connection with the Merger, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consent or approval of any other Person is necessary in connection with (a) the execution and delivery of this Agreement by Apple Valley and (b) the completion by Apple Valley of the transactions contemplated hereby and thereby. Apple Valley has no reason to believe that (i) any Regulatory Approvals will not be received or (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05  Financial Statements.

         (a) Apple Valley has previously made available to New England Bancshares the Apple Valley Regulatory Reports. The Apple Valley Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of Apple Valley as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) Apple Valley has previously made available to New England Bancshares the Apple Valley Financials. The Apple Valley Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in all material respects in each case (subject in the case of the unaudited interim statements to normal year-end adjustments), the financial position, results of operations and cash flows of Apple Valley on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         (c) Except as set forth on the September 30, 2008 balance sheet included in the Apple Valley Financials or the Apple Valley Regulatory Reports, Apple Valley does not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Apple Valley Financials or Apple Valley

Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for
(i) liabilities, obligations and loss contingencies since September 30, 2008, which are incurred in the ordinary course of business, consistent with past practice, and not material individually or in the aggregate, (ii) liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes, and (iii) liabilities incurred for legal, accounting, and financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

         Section 3.06 Taxes. Apple Valley has timely filed (taking into account any extensions of time within which to file) all federal, state and local tax returns required to be filed by it on or prior to the Merger Effective Date (all such returns being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Apple Valley by any taxing authority on or prior to the Merger Effective Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Apple Valley. Apple Valley has not received written notice from any authority in a jurisdiction where Apple Valley does not file tax returns that Apple Valley is subject to taxation in that jurisdiction. Apple Valley has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Apple Valley has withheld and paid in all material respects all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Apple Valley has timely complied in all material respects with all applicable information reporting requirements under the IRC and similar applicable state and local information reporting requirements.

         Section 3.07 No Material Adverse Effect. Except as disclosed on APPLE VALLEY DISCLOSURE SCHEDULE 3.07, since September 30, 2008, Apple Valley has not suffered any event or development which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Apple Valley.

         Section 3.08  Material Contracts; Leases; Defaults.

         (a) Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.08(a), and except for this Agreement, Apple Valley is not party to, bound by or subject to: (i) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" within the meaning of
Item 601(b)(10) of the SEC's Regulation S-K ("Material Contracts"); (ii) any collective bargaining agreement with any labor union relating to employees of Apple Valley; (iii) any agreement which by its terms limits the payment of dividends by Apple Valley; (iv) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Apple Valley is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, advances, bankers' acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Merger Effective Date to New England Bancshares or any Subsidiary of New England Bancshares; (v) any contract (other than this Agreement) limiting the freedom, in any respect, of Apple Valley to engage in any type of banking or bank-related business which Apple Valley is permitted to engage in under applicable law as of the date of this Agreement; or
(vi) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Apple Valley (it being understood that any non-compete or similar provision shall be deemed material).

         (b) Each real estate lease that may require the consent of the lessor or its agent resulting from the Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in APPLE VALLEY DISCLOSURE SCHEDULE 3.08(b) identifying the section of the lease that contains such prohibition or restriction. Apple Valley is not in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (c) True and correct copies of "Material Contracts," agreements, instruments, arrangements, commitments, leases or understandings identified in APPLE VALLEY DISCLOSURE SCHEDULE 3.08(a) and 3.08(b) have been made available to New England Bancshares on or before the date hereof, and are in full force and effect on the date hereof and Apple Valley has not (nor, to the Knowledge of Apple Valley has any other party to any such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding) breached any provision of, or is in default in any respect under any term of, any such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding. No party to any such "Material Contract," agreement, instrument, arrangement, commitment, lease or understanding will have the right to terminate any or all of the provisions of any such "Material Contract," agreement, instrument, arrangement, commitment, lease or understanding as a result of the execution of, and the transactions contemplated by, this Agreement, or require the payment of an early termination fee or penalty. No such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding to which Apple Valley is a party or under which Apple Valley may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and after such termination to continue to accrue future benefits thereunder.

         Section 3.09  Ownership of Property; Insurance Coverage.

         (a) Apple Valley has good and, as to real property, marketable title to all assets and properties owned by Apple Valley in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Apple Valley Regulatory Reports and in the Apple Valley

Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no liens, mortgages, security interests or pledges, or to the Knowledge of Apple Valley, adverse encumbrances, except (i) those items which secure liabilities for public or statutory obligations, or any discount with, borrowing from or other obligations to the FHLB of Boston, inter-bank credit facilities, or any transaction by Apple Valley acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Apple Valley, as lessee, has the right under valid and subsisting leases of real and personal properties used by Apple Valley in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Apple Valley Financials.

         (b) With respect to all agreements pursuant to which Apple Valley has purchased securities subject to an agreement to resell, if any, Apple Valley has a lien or security interest (which to Apple Valley's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) Apple Valley currently maintains insurance considered by Apple Valley to be reasonable for its operations. Apple Valley has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by Apple Valley under such policies. All such insurance is in full force and effect, and within the last three (3) years Apple Valley has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. APPLE VALLEY DISCLOSURE SCHEDULE 3.09(c) identifies all policies of insurance currently maintained by Apple Valley as of the date of this Agreement.

         Section 3.10 Legal Proceedings. Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.10, Apple Valley is not a party to any, and there are no pending or, to the Knowledge of Apple Valley, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Apple Valley (other than routine bank regulatory examinations), (ii) to which Apple Valley's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Apple Valley to perform under this Agreement.

         Section 3.11  Compliance With Applicable Law.

         (a) Apple Valley is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Bank Secrecy Act, the Community Reinvestment Act of 1977 (the "CRA"), the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

         (b) Apple Valley has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Apple Valley, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

         (c) Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.11(c), Apple Valley has not received any notification or communication from any Regulatory Authority (i) asserting that Apple Valley is not in compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization to Apple Valley; (iii) requiring or threatening to require Apple Valley, or indicating that Apple Valley may be required, to enter into a cease and desist order, agreement or memorandum of understanding, resolution, administrative action or similar arrangement or any other agreement with any Regulatory Authority restricting or limiting, or purporting to restrict or limit the operations of Apple Valley, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Apple Valley, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.11(c), Apple Valley has not consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Apple Valley as to compliance with the CRA is satisfactory or better.

         Section 3.12  Employee Benefit Plans.

         (a) APPLE VALLEY DISCLOSURE SCHEDULE 3.12(a) includes a list of all existing Compensation and Benefit Plans. Each Compensation and Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the IRC (an "Apple Valley Qualified Plan") has received a favorable determination letter from the IRS or is a prototype document that has received a favorable letter from the IRS, and Apple Valley has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There has been no announcement or commitment by Apple Valley to create an additional Compensation and Benefit Plan, or to amend any Compensation and Benefit Plan, except for amendments required by applicable law to maintain its qualified status or amendments which do not increase the cost of such Compensation and Benefit Plan. With respect to each Compensation and Benefit Plan, Apple Valley has provided or made available to New England Bancshares copies of the: (i) trust instruments and insurance contracts; (ii) most recent Form 5500 filed with the

IRS; (iii) most recent actuarial report and financial statement, if any; (iv) the most recent summary plan description; (v) most recent determination letter issued by the IRS, if any; (vi) any Form 5310 or Form 5330 filed with the IRS;
(vii) most  recent  nondiscrimination  tests  performed  under ERISA and the IRC
(including 401(k) and 401(m) tests); and (viii) amendments to each of the Compensation and Benefit Plans, in each case, to the extent applicable with respect to such Compensation and Benefit Plan.

         (b) Each Compensation and Benefit Plan has been operated and administered in all respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.12(b), there is no pending, or to the Knowledge of Apple Valley threatened, litigation, administrative action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Apple Valley has not engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Apple Valley to a tax or penalty imposed by either Section 4975 of the IRC or Section 502 of ERISA, assuming for purposes of Section 4975 of the IRC that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Merger Effective Date.

         (c) No liability under Title IV of ERISA has been incurred by Apple Valley with respect to any Compensation and Benefit Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("Apple Valley Pension Plan") currently or formerly maintained by Apple Valley or any entity which is considered one employer with Apple Valley under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA Affiliate") that has not been satisfied in full, and no condition exists that presents a risk to Apple Valley or any ERISA Affiliate of incurring a liability under such Title. No Apple Valley Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; The fair market value of the assets of Apple Valley Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Apple Valley Pension Plan as of the end of the most recent plan year with respect to the respective Apple Valley Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Apple Valley Pension Plan as of the date hereof; there is not currently pending with the Pension Benefit Guaranty Corporation any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither Apple Valley nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA. Neither Apple Valley nor any ERISA Affiliate, nor any Compensation and Benefit Plan, including any Apple Valley Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with Apple Valley or any ERISA Affiliate, or any Compensation and Benefit Plan, including any Apple Valley Pension Plan, or any such trust or any trustee or administrator thereof, that could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the IRC.

         (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Apple Valley is a party or a sponsor have been made, and all anticipated contributions and funding obligations are accrued monthly on Apple Valley's consolidated financial statements to the extent required and in accordance with GAAP. Apple Valley has expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan in accordance with applicable laws and GAAP consistently applied. Neither Apple Valley nor any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the IRC, or (ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the IRC or pursuant to ERISA.

         (e) Apple Valley has no obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the IRC. There has been no communication to employees by Apple Valley that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

         (f) Apple Valley does not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

         (g) Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULES, 3.18, and 5.11(d), the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date) (i) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (iii) result in any material increase in benefits payable under any Compensation and Benefit Plan.

         (h) Apple Valley does not maintain any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the IRC and the regulations issued thereunder.

         (i) Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULES 3.18 and 5.11(d), the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date), entitle any current or former employee, director or independent contractor of Apple Valley to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the IRC).

         (j) There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plan or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

         Section 3.13 Brokers, Finders and Financial Advisors. Except for the engagement of Ostrowski & Company, Inc. in connection with the transactions contemplated by this Agreement, neither Apple Valley nor any of its officers, directors, employees or agents on behalf of Apple Valley, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Apple Valley Financials.

         Section 3.14  Environmental Matters.

         (a) With respect to Apple Valley:

                  (i) Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.14(a)(i), Apple Valley, the Participation Facilities, as defined below, and, to Apple Valley's Knowledge, the Loan Properties, as defined below, are, and have been, in material compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Apple Valley's Knowledge, threatened, before any court, governmental agency or board or other forum against Apple Valley or any Participation Facility or Loan Property (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release (as defined herein) into the natural environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or Apple Valley or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Apple Valley's Knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Apple Valley in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Apple Valley or any Participation Facility;

                  (iv) To Apple Valley's Knowledge, the properties currently owned or operated by Apple Valley (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Apple Valley has not received any written notice, demand letter, final executive or administrative order, written directive or written request for information from any Regulatory Authority directly responsible for the enforcement of Environmental Law that Apple Valley may be in violation of, or liable under, any Environmental Law;

                  (vi) To Apple Valley's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Apple Valley or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by Apple Valley or any Participation Facility; and

                  (vii) Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.14(a)(vii), to Apple Valley's Knowledge, during the period of (A) Apple Valley's ownership or operation of any of its current properties or (B) Apple Valley's participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Apple Valley's Knowledge, prior to the period of
(A) Apple Valley's ownership or operation of any of their respective current properties or (B) Apple Valley's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         Section 3.15  Loan Portfolio.

         (a) The allowances for possible losses reflected in the consolidated balance sheets contained in the Apple Valley Financials as of and for the period ending September 30, 2008 were adequate under GAAP, and all regulatory requirements applicable to Apple Valley and the allowances for possible losses shown on the consolidated balance sheets contained in the Apple Valley
Financials as of and for periods ending after September 30, 2008 will be adequate as of the dates thereof under GAAP, and all regulatory requirements applicable to Apple Valley.

         (b) APPLE VALLEY DISCLOSURE SCHEDULE 3.15(b) sets forth a listing, as of the last Business Day prior to the date of this Agreement, by account, of:
(i) all loans (including loan participations) of Apple Valley that have been accelerated during the past twelve (12) months; (ii) all loan commitments or lines of credit of Apple Valley that have been terminated by Apple Valley during the past twelve (12) months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments as to which Apple Valley has given written notice of its intent to terminate during the past twelve (12) months; (iv) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from Apple Valley to any of its borrowers, customers or other parties during the past twelve (12) months wherein Apple Valley has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Apple Valley during the past twelve (12) months of, or has asserted against Apple Valley, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of Apple Valley, each borrower, customer or other party which has given Apple Valley any oral notification of, or orally asserted to or against Apple Valley, any such claim;
(vi) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned," "Special Mention." "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (vii) all assets classified by Apple Valley as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

         (c) All loans receivable (including discounts) and accrued interest entered on the books of Apple Valley arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Apple Valley's business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are to the Knowledge of Apple Valley true and genuine. To the Knowledge of Apple Valley, the loans, discounts and the accrued interest reflected on the books of Apple Valley are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Apple Valley free and clear of any liens, except for liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable, and liens in favor of the FHLB of Boston to secure advances of the FHLB of Boston to Apple Valley.

         (d) The notes and other evidences of indebtedness evidencing the loans described in Section 3.15(c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all respects, valid, true and genuine.

         (e) No representation or warranty set in this Section 3.15 shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Apple Valley.

         Section 3.16 Securities Documents. Apple Valley has made available to New England Bancshares copies of its Securities Documents. Such Securities Documents complied, at the time issued, with the Securities Laws in all material respects.

         Section 3.17 Related Party Transactions. Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.17, Apple Valley is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Apple Valley. All such transactions (i) were made in the ordinary course of business,
(ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with Persons unrelated to Apple Valley, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of Apple Valley is presently in default or, during the three (3) year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Apple Valley has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Apple Valley is inappropriate.

         Section 3.18 Schedule of Termination Benefits. APPLE VALLEY DISCLOSURE SCHEDULES 3.18 includes schedules and severance calculations quantifying the amount of all termination or severance benefits and related payments that would or will be payable to the individuals identified thereon under any and all Compensation and Benefit Plans, including all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Apple Valley for the benefit of officers or directors of Apple Valley (the "Benefits Schedule"), as of the Merger Effective Date, with such calculations determined using a change of control date of December 31, 2008. No other individuals are entitled to termination or severance benefits under any such plans or otherwise.

         Section 3.19 Deposits.  Except as set forth in APPLE VALLEY  DISCLOSURE
SCHEDULE 3.19, none of the deposits of Apple Valley are a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

         Section 3.20 Antitakeover Provisions Inapplicable. Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.20, the transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of the State of Connecticut. The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Apple Valley Common Stock is required to approve this Agreement under Apple Valley's Certificate of Incorporation, the BLC and the CBCA.

         Section 3.21 Registration Obligations. Apple Valley is under no obligation, contingent or otherwise, that will survive the Merger Effective Date by reason of any agreement to register any transaction involving any of its securities.

         Section 3.22 Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the account of Apple Valley or its customers (all of which are set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.22) were entered into in accordance with prudent business practices in the ordinary course of business consistent with written policies and procedures of Apple Valley and past practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Apple Valley, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Apple Valley, nor to the Knowledge of Apple Valley, any other party, is in breach of any of its obligations under any such agreement or arrangement in any respect.

         Section 3.23 Fairness Opinion. Apple Valley has received a written opinion from Ostrowski & Company, Inc. dated as of the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Apple Valley pursuant to this Agreement is fair to such stockholders from a financial point of view.

         Section 3.24 Apple Valley Information. The information regarding Apple Valley to be supplied by Apple Valley for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The proxy statement portions of the Proxy Statement-Prospectus (except for such portions thereof that relate only to New England Bancshares or its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 3.25 Undisclosed Liabilities. Apple Valley has not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Apple Valley as of September 2008, as included in the Apple Valley Financials, except for (i) liabilities incurred since September 30, 2008 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Apple Valley and
(ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

         Section 3.26. Capital Purchase Program and Temporary Liquidity Guarantee Program. Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 3.26, Apple Valley has submitted no application to any Regulatory Authority to participate in the Capital Purchase Program of the United States Department of Treasury ("Capital Purchase Program"), and has had no communications with any Regulatory Authority regarding participation in the Capital Purchase Program. Apple Valley filed with the FDIC a timely Temporary Liquidity Guarantee Program Election Form electing (i) to participate in the Transaction Account Guarantee Program, and (ii) to not participate in the Debt Guarantee Program.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF NEW ENGLAND BANCSHARES AND
                                   VALLEY BANK

         Each of New England Bancshares and Valley Bank represents and warrants to Apple Valley that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULES delivered by New England Bancshares and Valley Bank to Apple Valley on the date hereof and except as to any representation or warranty which specifically relates to an earlier date. New England Bancshares and Valley Bank have made a good faith effort to ensure that the disclosure on each schedule of the NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULES corresponds to the Section referenced herein. However, for purposes of the NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULES, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01  Organization.

         (a) New England Bancshares is a corporation duly organized and validly existing under the laws of the State of Maryland and is registered with the FRB as a bank holding company. New England Bancshares has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. New England Bancshares is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on New England Bancshares. New England Bancshares engages only in activities (and holds properties only of the types) permitted to bank holding companies by the BHCA and the rules and regulations of the FRB promulgated thereunder.

         (b) Subsidiaries. The only Subsidiaries of New England Bancshares are Enfield Federal, Valley Bank and FVB Capital Trust I.

                  (i) New England Bancshares owns of record and beneficially all the capital stock of Enfield Federal free and clear of any Liens. Enfield Federal is a federally chartered savings bank duly organized and validly existing under the laws of the United States of America, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Enfield Federal. Enfield Federal's deposits are insured by the FDIC to the fullest extent permitted by law. Enfield Federal is a member in good standing of the FHLB of Boston and owns requisite amount of stock therein. Enfield Federal engages only in activities (and holds properties only of the types) permitted by the HOLA and the rules and regulations of the OTS promulgated thereunder.

                  (ii) New England Bancshares owns of record and beneficially all the capital stock of Valley Bank free and clear of any Liens. Valley Bank is a Connecticut-chartered bank duly organized and validly existing under the laws of the State of Connecticut, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Valley Bank. Valley Bank's deposits are insured by the FDIC to the fullest extent permitted by law. Valley Bank is a member in good standing of the FHLB of Boston. Apple Valley engages only in activities (and holds properties only of the types) permitted by the BLC.

                  (iii) New England Bancshares' ownership interest in each of its Subsidiaries is in material compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies.

         (c) Prior to the date of this Agreement, New England Bancshares has delivered to Apple Valley true and correct copies of the Article of Incorporation and Bylaws of New England Bancshares, Charter and Bylaws of Enfield Federal and Certificate of Incorporation and Bylaws of Valley Bank, each of which is attached hereto as NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULE 4.01(c).

         Section 4.02  Capitalization.

                  (i) The authorized capital stock of New England Bancshares consists of: (A) 19,000,000 shares of New England Bancshares Common Stock; and
(B) 1,000,000 shares of preferred stock, par value $.01 per share.

                  (ii) As of the date of this Agreement: (A) 5,940,660 shares of New England Bancshares Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws; (B) no shares of New England Bancshares preferred stock are issued and outstanding; and (C) 353,597 shares of New
England Bancshares Common Stock were reserved for issuance pursuant to outstanding options under New England Bancshares' stock-based benefit plans.

                  (iii) The shares of New England Bancshares Common Stock to be issued in exchange for shares of Apple Valley Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of New England Bancshares may vote are issued or outstanding.

                  (v) Except as set forth in this Section 4.02(ii), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of New England Bancshares are issued, reserved for issuance or outstanding and (B) neither New England Bancshares nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating New England Bancshares or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of New England Bancshares or obligating New England Bancshares or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Except as to any purchases by an independent third party trustee to fund New England Bancshares' obligations under its existing benefit plans or any stock repurchase program that may be adopted by New England Bancshares to repurchase up to 10% of its outstanding common stock, as of the date hereof, there are no outstanding contractual obligations of New England Bancshares or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of New England Bancshares or any of its Subsidiaries.

         Section 4.03  Authority; No Violation.

         (a) New England Bancshares and Valley Bank have full corporate power and authority to execute and deliver this Agreement and New England Bancshares and Valley Bank have full corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by New England Bancshares and Valley Bank and the completion by New England Bancshares and Valley Bank of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of New England Bancshares and Valley Bank. No other corporate proceedings on the part of New England Bancshares or Valley Bank are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by New England Bancshares and Valley Bank and this Agreement constitutes the valid and binding obligation of New England Bancshares and Valley Bank, enforceable against New England Bancshares and Valley Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Valley Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by New England Bancshares and Valley Bank, as applicable, (ii) subject to receipt of the
Regulatory Approvals, and Apple Valley's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(iii) compliance by New England Bancshares and Valley Bank with any of the terms or provisions hereof, will not (A) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of New England Bancshares, or the Articles of Incorporation, Charter or Certificate of Incorporation and Bylaws of any New England Bancshares Subsidiary; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to New England Bancshares or any New England

Bancshares Subsidiary or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of New England Bancshares or any New England Bancshares Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which New England Bancshares or any New England Bancshares Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected except for such violations, conflicts, breaches or defaults in clause (B) or (C) hereof which, either, individually or in the aggregate will not have a Material Adverse Effect on New England Bancshares or Valley Bank.

         Section 4.04 Consents. Except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, the approval of this Agreement by the stockholders of Apple Valley, the filing of a Certificate of Merger with the Connecticut Secretary of State pursuant to applicable law in connection with the Merger, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any other Person is necessary in connection with (a) the execution and delivery of this Agreement by New England Bancshares and Valley Bank, as applicable, and (b) the completion by New England Bancshares and Valley Bank of the transactions contemplated hereby. New England Bancshares and Valley Bank have no reason to believe that (i) any Regulatory Approvals will not be received or will be received with conditions or limitations or restrictions unacceptable to them or that would adversely impact the ability of Valley Bank and New England Bancshares to complete the transactions contemplated by this Agreement or (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.05 Financial Statements. New England Bancshares has made available to Apple Valley the New England Bancshares Financials. The New England Bancshares Financials have been prepared in all material respects in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements and (including the related notes where applicable) fairly present in all material respects the consolidated financial position, results of operations and cash flows of New England Bancshares and the New England Bancshares Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto.

         Section 4.06  Compliance With Applicable Law.

         (a) New England Bancshares and Valley Bank are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

         (b) Each of New England Bancshares and each New England Bancshares Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best Knowledge of New England Bancshares, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

         (c) None of New England Bancshares or any New England Bancshares Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that New England Bancshares or any New England Bancshares Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to New England Bancshares or any New England Bancshares Subsidiary; (iii) requiring or threatening to require New England Bancshares or any New England Bancshares Subsidiary, or indicating that New England Bancshares or any New England Bancshares Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect, the operations of New England Bancshares or any New England Bancshares Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of New England Bancshares or any New England Bancshares Subsidiary, including without limitation any restriction on the payment of dividends. None of New England Bancshares or any New England Bancshares Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory ratings given to Valley Bank as to compliance with the CRA is satisfactory or better.

         Section 4.07 Financing. New England Bancshares and Valley Bank together have funds as of the date of this Agreement, and will have funds on the Merger Effective Date, that are sufficient and available to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

         Section 4.08 Regulatory Approvals. New England Bancshares and Valley Bank are not aware of any reason that they cannot obtain the Regulatory Approvals, and neither New England Bancshares nor Valley Bank has received any advice or information from any Regulatory Authority indicating that any such approval will be denied or are doubtful.

         Section 4.09 Legal Proceedings. Neither New England Bancshares nor Valley Bank is a party to any, and there are no pending or, to the Knowledge of New England Bancshares or Valley Bank, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature that could materially adversely affect the ability of New England Bancshares or Valley Bank to perform under this Agreement.

         Section 4.10 Brokers, Finders and Financial Advisors. Except for the engagement of FinPro, Inc. in connection with the transactions contemplated by this Agreement, neither New England Banchsare nor any of its officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, which has not been reflected in the New England Bancshares Financials.

         Section 4.11 New England Bancshares Information. The information regarding New England Bancshares and its Subsidiaries to be supplied by New England Bancshares for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Apple Valley) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.12 Taxes. New England Bancshares and its Subsidiaries have timely filed (taking into account any extensions of time within which to file) all federal, state and local tax returns required to be filed by it on or prior to the Merger Effective Date (all such returns being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from New England Bancshares or its Subsidiaries by any taxing authority on or prior to the Merger Effective Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of New England Bancshares or its Subsidiaries. Neither New England Bancshares nor any of its Subsidiaries has received written notice from any authority in a jurisdiction where New England Bancshares or its Subsidiaries do not file tax returns that New England
Bancshares or any of its Subsidiaries is subject to taxation in that jurisdiction. Neither New England Bancshares nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. New England Bancshares and its Subsidiaries have withheld and paid in all material respects all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and New England Bancshares and its Subsidiaries have timely complied in all material respects with all applicable information reporting requirements under the IRC and similar applicable state and local information reporting requirements.

          Section 4.13 Securities Filings. New England Bancshares has made available to Apple Valley copies of its Securities Documents. Such Securities Documents complied, at the time issued, with the Securities Laws in all material respects.

         Section 4.14 No Material Adverse Effect. Except as disclosed on NEW ENGLAND BANCSHARES Disclosure Schedule 4.14, since September 30, 2008, neither New England Bancshares nor any of its Subsidiaries has suffered any event or development which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on New England Bancshares or any of its subsidiaries.

         Section 4.15 Undisclosed Liabilities. Neither New England Bancshares nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of New England Bancshares as of September 30, 2008, as included in the New England Bancshares Financials, except for (i) liabilities incurred since September 30, 2008 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on New England Bancshares and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

         Section 4.16 Insurance. New England Bancshares and its Subsidiaries currently maintain insurance considered by New England Bancshares and its Subsidiaries to be reasonable for their operations. Neither New England Bancshares nor any of its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by New England Bancshares or any of its Subsidiaries under such policies. All such insurance is in full force and effect, and within the last three (3) years New England Bancshares and its Subsidiaries have received each type of insurance coverage for which they have applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULE 4.16 identifies all policies of insurance currently maintained by New England Bancshares and its Subsidiaries as of the date of this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01  Conduct of Apple Valley's Business.

         (a) From the date of this Agreement to the Closing Date, Apple Valley will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with prudent underwriting practices and policies in the ordinary course of business consistent with written policies and procedures and past practices, except as otherwise required or contemplated by this Agreement or with the written consent of New England Bancshares. Apple Valley will use its commercially reasonable efforts, to (i) preserve its business organization intact, (ii) maintain good relationships with employees, and (iii) preserve the goodwill of its customers and others with whom it conducts business. From the date hereof to the Closing Date, except as otherwise consented to or approved by New England Bancshares in writing or as contemplated or required by this Agreement, Apple Valley will not:

                  (i) amend any provision of its Certificate of Incorporation or Bylaws, impose, or suffer the imposition, on any share of Apple Valley stock held by Apple Valley of any material lien, charge or encumbrance or permit any such lien to exist, or waive or release any material right or cancel or compromise any material debt or claim;

                  (ii)  change  the number of shares of its  authorized  capital stock or issue or grant any Right, option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, redeem or otherwise acquire any shares of such capital stock, or sell or issue any shares of its capital stock, including, but not limited to, the sale or issuance of any of its shares of capital stock in connection with the Capital Purchase Program, any Regulatory Agreement, or any Apple Valley Regulatory Response;

                  (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (iv) except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 5.01(a)(iv), hire any new employee, grant or agree to pay any bonus, severance or termination to, or enter into, extend or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any employee, officer or director, except in the ordinary course of business consistent with past practices;

                  (v) enter into or, except as may be required by law to maintain the qualified status thereof or otherwise required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or former directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                  (vi) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other Person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Apple Valley, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                   (vii) except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 5.01(a)(vii), sell or otherwise dispose of any asset other than in the ordinary course of business consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, the collections and/or processing of checks, drafts, notes, instruments or letters of credit, liens granted to the FHLB of Boston to secure advances to Apple Valley from the FHLB of Boston, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; or incur any liability or indebtedness for borrowed money (or guarantee any indebtedness for borrowed money);

                   (viii) make any change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, or GAAP;
                   (ix) acquire any new loan participation or loan servicing rights;

                   (x) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in excess of $300,000; or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $300,000 or make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in any amount if thereafter the exposure to any one borrower or group of affiliated borrowers (including obligors under loan participations) in the aggregate would exceed $300,000;

                   (xi) renew or extend any lease, or by any act, or omission to act, allow any lease to renew or be extended;

                   (xii) make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, or incur any expense greater than $5,000 that is not in the ordinary course of business of Apple Valley;

                   (xiii) except for the execution of, and as otherwise provided for, contemplated in, or permitted by, this Agreement, the Schedules, and the Exhibits hereto, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Compensation and Benefit Plan;

                   (xiv) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or with a remaining term to maturity of more than five (5) years;

                   (xv) engage in any new loan transaction with an officer or director;

                   (xvi) materially change the pricing strategies of Apple Valley with respect to its deposit or loan accounts;

                   (xvii) enter into any agreement, arrangement or commitment not made in the ordinary course of business;

                   (xviii) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) advances from the Federal Home Loan Bank of Boston with maturities of not more than one year and in aggregate amounts of less than $250,000;

                   (xix) prepay any indebtedness or other similar arrangements so as to cause Apple Valley to incur any prepayment penalty thereunder;

                   (xx) change its method of accounting in effect prior to the Merger Effective Date, except as required by changes in laws or regulations, by Regulatory Authorities having jurisdiction over Apple Valley, or by GAAP concurred in by Apple Valley's independent certified public accountants;

                   (xxi) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                   (xxii) invest in "high risk" mortgage derivative investments as defined by the Federal Financial Institutions Examination Council;

                   (xxiii) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                   (xxiv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                   (xxv) take any action that would result in any of the representations or warranties of Apple Valley contained in this Agreement not to be true and correct in any material respect as of any date after the date hereof or, in any of the conditions set forth in Article VI hereof not being satisfied except in each case as may be required by applicable law;

                   (xxvi) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon indicating that there is no apparent material violation of or material liability under the Environmental Laws, provided, however, that it shall not be required to obtain such a report with respect to one- to four-family, non-agricultural residential property of five (5) acres or less to be foreclosed upon unless it has reason to believe that such property might be in material violation of or require material remediation under Environmental Laws;

                   (xxvii) except in the ordinary course of business consistent with past practice and involving an amount not in excess of $5,000, settle any claim, action or proceeding; provided that no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to Apple Valley, taken as a whole; or

                   (xxviii) agree to do any of the foregoing:

         Except as otherwise set forth above in this Section 5.01(a), for purposes of this Section 5.01(a), unless provided for in a business plan, budget or similar document delivered to New England Bancshares prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Apple Valley to do any of the following: (i) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than (A) pledges of, or liens on, assets to secure government deposits, the payment of taxes, assessments, or similar charges which are not yet due and payable, the payment of deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts consistent with past practices, or the collection and/or processing of checks, drafts or letters of credit consistent with customary banking practices, or to exercise trust powers, (B) sales of assets received in satisfaction of debts previously contracted in the ordinary course of banking business, or (C) issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Apple Valley or repurchase agreements made, in each case, in the ordinary course of banking business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by Apple Valley of more than $10,000 annually, or containing a material financial commitment and extending beyond twelve (12) months from the date hereof.

         (b) From the date of this Agreement to the Merger Effective Date, Apple Valley shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or desirable, or advisable under applicable law so as to properly respond to or comply with any Regulatory Agreement, as applicable, relating to Apple Valley; provided, however, subject to applicable confidentiality requirements, that Apple Valley shall not submit any written communication to any Regulatory Authority, including, but not limited to, any Apple Valley Regulatory Response, without first providing a copy of such written communication to New England
Bancshares   at  least  three  (3)  days  prior  to   submitting
such written communication to a Regulatory Authority. Apple Valley shall provide to New England Bancshares any written communication, including, but not limited to, any Regulatory Agreement from any Regulatory Authority within one day of receipt by Apple Valley.

         Section 5.02  Access; Confidentiality.

         (a) (i) Upon reasonable prior notice and until the Closing Date or earlier termination of this Agreement, Apple Valley shall permit New England Bancshares and its representatives reasonable access to its properties during normal business hours, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Apple Valley, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which New England Bancshares may have a reasonable interest (provided that Apple Valley shall not be required to provide access to any information that would violate its attorney-client privilege or would violate applicable law, regulation, or the Confidentiality Agreement identified in this
Section 5.02(a)). From the date of this Agreement through the Closing Date or earlier termination of this Agreement, upon reasonable prior notice Apple Valley shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with New England Bancshares and its representatives. In addition, from the date of this Agreement through the Closing Date or earlier termination of this Agreement, upon reasonable prior notice Apple Valley shall permit employees of New England Bancshares reasonable access during normal business hours to information relating to problem loans, loan restructurings and loan workouts of Apple Valley.

                  (ii) The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of confidentiality set forth in a letter agreement between Apple Valley and New England Bancshares (the "Confidentiality Agreement").

         (b) New England Bancshares and Valley Bank agree to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of Apple Valley.

         (c) If the transactions contemplated by this Agreement shall not be consummated, Apple Valley on the one hand, and New England Bancshares and Valley Bank on the other hand, will each destroy or return at the other's request all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Apple Valley on the one hand, and New England Bancshares and Valley Bank on the other hand, shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

         Section 5.03  Regulatory Matters and Consents.

         (a) New England Bancshares and Valley Bank will prepare all Applications, make all filings, and pay all filing fees for all Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement; each of New England Bancshares and Valley Bank will use its best efforts to obtain as promptly as practicable after the date hereof, all Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement. The information supplied, or to be supplied, by New England Bancshares and Valley Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects with respect to it.

         (b) Apple Valley will furnish New England Bancshares with all information concerning Apple Valley as may be necessary or advisable in connection with any Application or filing made by or on behalf of New England Bancshares to any Regulatory Authority in connection with the transactions contemplated by this Agreement. The information supplied, or to be supplied, by Apple Valley for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

         (c) New England Bancshares, Valley Bank and Apple Valley will promptly furnish each other with copies of all material written communications to, or received by them from, any Regulatory Authority, and notice of material oral communications with the Regulatory Authorities, in respect of the transactions contemplated hereby, except information that is filed by either party that is designated as confidential.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all Regulatory Approvals and other necessary permits, consents, approvals and authorizations of Regulatory Authorities. New England Bancshares and Valley Bank will furnish Apple Valley with (i) copies of all Applications prior to filing with any Regulatory Authority and provide Apple Valley a reasonable opportunity to provide changes to and approve such Applications, (ii) copies of all Applications filed by New England Bancshares and (iii) copies of all New England Bancshares Regulatory Reports after the date hereof.

         (e) Apple Valley and New England Bancshares will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement - Prospectus) made by or on behalf of New England Bancshares or Apple Valley to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         Section  5.04  Taking  of  Necessary   Action;   Stockholder   Meeting;
Registration of New England Bancshares Stock.

         (a) New England Bancshares, Valley Bank and Apple Valley shall each use its commercially reasonable efforts in good faith, and each of them shall cause its Subsidiaries to use their commercially reasonable efforts in good faith, to
(i) obtain any necessary stockholder approval of their respective stockholders to complete the Merger, (ii) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (iii) take or cause to be taken all action necessary or desirable on its part using its commercially reasonable efforts so as to permit completion of the Merger and the other transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each Person whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that Apple Valley shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of New England Bancshares, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel, investment advisors and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude New England Bancshares, Valley Bank or Apple Valley from exercising its rights under this Agreement.

         (b) Apple Valley will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Apple Valley will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. Apple Valley's Board of Directors will use its commercially reasonable efforts to obtain from Apple Valley's stockholders a vote approving this Agreement. Except as provided in this Agreement, (i) Apple Valley's Board of Directors shall recommend to Apple Valley's stockholders approval of this Agreement, (ii) the Proxy Statement-Prospectus shall include a statement to the effect that Apple Valley's Board of Directors has recommended that Apple Valley's stockholders vote in favor of the approval of this Agreement and (iii) neither Apple Valley's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the recommendation of Apple Valley's Board of Directors that Apple Valley's stockholders vote in favor of approval of this Agreement or make any statement in connection with the Stockholder Meeting inconsistent with such recommendation (collectively, a "Change in Recommendation"). Notwithstanding the foregoing, if
(x) Apple Valley has complied in all material respects with its obligations under Section 5.06, (y) Apple Valley (1) has received an unsolicited bona fide written Acquisition Proposal from a third party that Apple Valley's Board of Directors concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments that may be offered by New England Bancshares pursuant to clause (3) below, (2) has notified New England Bancshares, at least five business days in advance, of its intention to effect a Change in Recommendation, specifying the material terms and conditions of any such

Superior Proposal and furnishing to New England Bancshares a copy of the relevant proposed transaction documents, if such exist, with the Person making such Superior Proposal and (3) during the period of not less than five business days following Apple Valley's delivery of the notice referred to in clause (2) above and prior to effecting such Change in Recommendation, has negotiated, and has used commercially reasonable efforts to cause its financial and legal advisors to negotiate, with New England Bancshares in good faith (to the extent that New England Bancshares desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal and (z) Apple Valley's Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would reasonably be expected to result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the Stockholder Meeting it may submit the Agreement without recommendation, or following submission of the Agreement to stockholders it may withdraw, amend or modify its recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation, or the withdrawal, amendment or modification of its recommendation, to the stockholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto to the extent required by law.

         (c) As promptly as reasonably practicable following the date hereof, New England Bancshares shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of New England Bancshares Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Registration Statement"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the Apple Valley stockholders at the Stockholders Meeting, which shall also constitute the prospectus relating to the shares of New England Bancshares Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement-Prospectus"). Apple Valley will furnish to New England Bancshares the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with New England Bancshares and approve the form of, and any characterizations of such information included in, the Registration Statement prior to the time they are initially filed with the SEC or any amendments are filed with the SEC. New England Bancshares shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Apple Valley will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to Apple Valley's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. New England Bancshares will advise Apple Valley, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the New England Bancshares Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Merger Effective Date any information relating to New England Bancshares, Valley Bank or Apple Valley, or any of their respective affiliates, officers or directors, should be discovered by New England Bancshares, Valley Bank or Apple Valley which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by New England Bancshares with the SEC and disseminated by Apple Valley to the stockholders of Apple Valley.

         New England Bancshares shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of Apple Valley, Valley Bank and New England Bancshares shall furnish all information concerning it and the holders of Apple Valley Common Stock as may be reasonably requested in connection with any such action.

         Prior to the Merger Effective Date, New England Bancshares shall notify The Nasdaq Stock Market of the additional shares of New England Bancshares Common Stock to be issued by New England Bancshares in exchange for the shares of Apple Valley Common Stock.

         Section 5.05  Certain Agreements.

         (a) From and after the Merger Effective Date through the sixth anniversary of the Merger Effective Date, New England Bancshares and its successors and assigns shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each present and former director and/or officer of Apple Valley as of the Merger Effective Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of New England Bancshares, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of Apple Valley, regardless of whether such Claim is asserted or claimed prior to, at or after the Merger Effective Date, to the fullest extent to which directors, officers of Apple Valley would have been entitled under the CBL, the CBCA and Apple Valley's Certificate of Incorporation and Bylaws or other applicable law as in effect on the date hereof, and to the fullest extent permitted by law (and New England Bancshares shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Connecticut Bank under the CBL, the CBCA and Apple Valley's Certificate of Incorporation and Bylaws as in effect on the date hereof, and applicable law; provided, that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party is not entitled to indemnification). All rights to indemnification in respect of a Claim shall continue until the final disposition of such Claim.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.05(a),  upon learning of any Claim,  shall promptly notify New England
Bancshares, but the failure to so notify shall not relieve New England Bancshares of any liability it may have to such Indemnified

Party except to the extent that such failure materially prejudices New England Bancshares. In the event of any Claim, (i) New England Bancshares shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Party for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that, if New England Bancshares elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between New England Bancshares and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him, and New England Bancshares shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided further that New England Bancshares shall in all Claims be obligated pursuant to this
Section 5.05(b) to pay for only one firm of counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances, (ii) the Indemnified Party will cooperate in the defense of any such Claim and (iii) New England Bancshares shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld or delayed).

         (c) In the event New England Bancshares or any of is successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of New England Bancshares assume the obligations set forth in this Section 5.05.

         (d) New England Bancshares shall maintain in effect for three (3) years from the Merger Effective Date, the current directors' and officers' liability insurance policy maintained by Apple Valley (provided that New England Bancshares may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Merger Effective Date; provided, however, that in no event shall New England Bancshares be required to expend pursuant to this Section more than 125% of the annual cost for a period of more than three years currently expended by Apple Valley with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, New England Bancshares shall maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, Apple Valley agrees in order for New England Bancshares to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims. In connection with the foregoing, Apple Valley agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

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

         Section 5.06 No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither Apple Valley nor any of its respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Apple Valley), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to take any such action, and Apple Valley shall notify New England Bancshares orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals that it or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters. Provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of Apple Valley, nor any of its respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Apple Valley) from: (i) furnishing information to, or entering into discussions or negotiations with any Person that makes an unsolicited written, bona fide proposal, to acquire Apple Valley pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Apple Valley receives a written opinion from its independent financial advisor that such proposal is superior to the Merger from a financial point-of-view to Apple Valley's stockholders, (B) the Board of Directors of Apple Valley, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Apple Valley to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"), (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Apple Valley (1) provides reasonable notice to New England Bancshares to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity (identifying such person or entity) and
(2) receives from such person or entity an executed confidentiality agreement substantially identical in all material respects to the Confidentiality Agreement, and (D) the Apple Valley meeting of stockholders convened to approve this Agreement has not occurred, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) prior to the special meeting of stockholders of Apple Valley convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, because there exists a Superior Proposal and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Apple Valley: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Apple Valley, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Apple Valley or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07 Duty to Advise; Duty to Update Apple Valley's Disclosure Schedules. Apple Valley shall promptly advise New England Bancshares in writing of any change or event having a Material Adverse Effect on it or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Apple Valley shall update the APPLE VALLEY DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the APPLE VALLEY DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve Apple Valley from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.03(c) hereof.

         Section 5.08 Conduct of Business of New England Bancshares and Valley Bank. From the date of this Agreement to the Closing Date, New England
Bancshares will use its commercially reasonable efforts to (i) preserve its business organizations intact, (ii) maintain good relationships with its employees, and (iii) preserve for itself the goodwill of its customers. From the date of this Agreement to the Merger Effective Date, New England Bancshares and Valley Bank will not (i) amend their Articles of Incorporation or Certificate of Incorporation, as applicable, or Bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action that would result in any of the representations and warranties of New England Bancshares and Valley Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the Regulatory Approvals or other necessary approvals; (iv) take action that would or is reasonably likely to materially and adversely affect New England Bancshares and Valley Bank's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the Merger not being satisfied; or (vi) agree to do any of the foregoing.

         Section 5.09 Board and Committee Minutes. Apple Valley shall provide to New England Bancshares, within thirty (30) days after any meeting of its Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except for information relating to the transactions contemplated by this Agreement and deemed confidential by the Board of Directors or subject to the attorney-client privilege, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to New England Bancshares prior to the Closing Date.

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

         Section 5.10  Undertakings by Apple Valley and New England Bancshares.

         (a) From and after the date of this Agreement:

                  (i) Voting by Directors. Simultaneous with the execution of this Agreement, Apple Valley's directors and executive officers shall each enter into the agreement set forth as Exhibit A to this Agreement;

                  (ii)  Proxy  Solicitor.   Apple  Valley  may  retain  a  proxy
solicitor in connection with the solicitation of stockholder approval of this Agreement;

                  (iii) Outside Service Bureau Contracts. If requested to do so by New England Bancshares, Apple Valley shall use its commercially reasonable efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Apple Valley, on terms and conditions mutually acceptable to Apple Valley and New England Bancshares;

                  (iv) Board Meetings. Apple Valley shall permit a representative of New England Bancshares to attend any meeting of Apple Valley's Board of Directors or the Executive Committees thereof (provided that Apple Valley shall not be required to permit the New England Bancshares representative to remain present during any confidential discussion);

                  (v) List of Nonperforming Assets. Apple Valley shall provide New England Bancshares, within ten (10) days of the end of each calendar month, a written list of Nonperforming Assets (the term "Nonperforming Assets," means
(A) loans that are "Troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (B) loans on nonaccrual, (C) real estate owned,
(D) all loans ninety (90) days or more past due as of the end of such month, and
(E) impaired loans; and

                  (vi) Reserves and Merger Related Costs. On or before the Merger Effective Date, and at the written request of New England Bancshares, Apple Valley shall establish such additional accruals and reserves as may be necessary to conform the accounting practices and methods of Apple Valley (including credit loss practices and methods) to those of New England Bancshares (as such practices and methods are to be applied to Apple Valley from and after the Merger Effective Date) and to New England Bancshares's plans with respect to the business and operations of Apple Valley following the Merger Effective Date and otherwise to reflect Merger related expenses and costs incurred by Apple Valley, all as set forth in the written request provided to Apply Valley by New England Bancshares; provided, however, that Apple Valley shall not be required to take any such action unless New England Bancshares agrees in writing that all conditions to closing set forth in Section 6.03 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by New England Bancshares of the writing referred to in the preceding clause, Apple Valley shall provide New England Bancshares a written statement, certified without personal liability by the chief executive officer of Apple Valley and dated the date of such writing, that the representations made in
Section 3.15 hereof are true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representations from being true as of such date; and no accrual or reserve made by Apple Valley pursuant to this Section 5.10(a)(vi), or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or the occurrence of a Material Adverse Effect with respect to Apple Valley or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) and 7.01(c) hereof. No action shall be required to be taken by Apple Valley pursuant to this
Section 5.10(vi) if, in the opinion of Apple Valley's independent auditors, such action would contravene GAAP.

         (b) From and after the date of this Agreement until the Closing Date, New England Bancshares, Valley Bank and Apple Valley shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement-Prospectus, (C) all other documents necessary to obtain any other approvals, consents, waivers and authorizations required to effect the completion of the Merger and the other transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit any party from making any disclosure that its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Systems Conversions. Meet on a regular basis to discuss and plan for the conversion of Apple Valley's data processing and related electronic informational systems to those used by New England Bancshares and Valley Bank (or as otherwise specified by New England Bancshares), which planning shall include, but not be limited to, discussion of the possible termination by Apple Valley of third-party service provider arrangements effective at the Merger Effective Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Apple Valley in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Apple Valley shall not be obligated to take any such action prior to the Merger Effective Date and, unless Apple Valley otherwise agrees, no conversion shall take place prior to the Merger Effective Date. In the event that Apple Valley takes, at the request of New England Bancshares, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, New England Bancshares shall indemnify Apple Valley for any such fee and charges and the costs of reversing the conversion process, if the Merger is not consummated for any reason other than a breach of this Agreement by Apple Valley, or a termination of this Agreement under Section 7.01(f).

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

                  (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents and Regulatory Reports simultaneously with the filing thereof; and

                  (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due, except those being contested in good faith.

         (c) APPLE VALLEY DISCLOSURE SCHEDULE 5.10(c) sets forth a good faith estimate of Apple Valley's budget of Merger-related expenses (the "Budget") to be incurred and payable by Apple Valley in connection with this Agreement and the transactions contemplated hereby, including the fee and expenses of counsel, accountants, investment bankers and other professionals. Apple Valley shall promptly notify New England Bancshares if or when it determines that it expects to exceed its Budget. Promptly, but in any event within 30 days, after the execution of this Agreement, Apple Valley shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Apple Valley shall accrue and/or pay all of such amounts as soon as possible. Apple Valley shall request that its professionals render monthly invoices within 30 days after the end of each month. Apple Valley shall notify New England Bancshares monthly of all out-of-pocket expenses, which Apple Valley has incurred in connection with this Agreement. No later than three (3) business days prior to the Closing Date, Apple Valley shall provide New England Bancshares with a statement of all Merger-related expenses incurred and payable, and to be incurred and payable, including the fees and expenses of counsel, accountants, investment bankers and other professionals, and all costs and expenses associated with any legal proceedings relating to this Agreement and the transactions contemplated hereunder, through the Merger Effective Date (the "Closing Expense Statement").

         Section  5.11  Employee  and   Termination   Benefits;   Directors  and
Management.

         (a) Except as otherwise provided in this Section 5.11, as of or after the Merger Effective Date, and at New England Bancshares's election and subject to the requirements of the IRC, Apple Valley's Compensation and Benefit Plans may continue to be maintained separately, consolidated, or terminated. Following the Merger Effective Date, New England Bancshares and the New England Bancshares Subsidiaries shall honor and perform in accordance with their terms all benefit obligations to, and contractual rights of, current and former employees and directors of Apple Valley existing as of the Merger Effective Date, under any Compensation and Benefit Plan that has not been terminated as of the Merger Effective Date and which has been disclosed to New England Bancshares on APPLE VALLEY DISCLOSURE SCHEDULE 3.12(a). If requested by New England Bancshares in writing not later than ten (10) days before the Merger Effective Date and provided that New England Bancshares has indicated in writing that the conditions to its obligations set forth in Section
6.03 hereof have been satisfied or waived, Apple Valley shall take such steps within its power to effectuate a termination or freeze of any Compensation and Benefit Plan as of or immediately prior to the Merger Effective Date, provided that the Compensation and Benefit Plan can be terminated or frozen within such period. In the event of a consolidation of any or all of such plans or in the event of termination of any Apple Valley Compensation and Benefit Plan, except as otherwise set forth in this Section 5.11, employees of Apple Valley who continue as employees of Valley Bank after the Merger Effective Date ("Continuing Employees") shall be eligible to participate in any New England Bancshares or Valley Bank employee plan of similar character immediately upon such consolidation or as of the first entry date coincident with or immediately following such termination. Continuing Employees shall receive credit for service with Apple Valley for purposes of determining eligibility and vesting but not for purposes of accruing or computing benefits under (i) any similar existing Valley Bank benefit plan or (ii) any new Valley Bank benefit plan in which Continuing Employees or their dependents would be eligible to enroll. Notwithstanding the foregoing, Continuing Employees will receive credit for years of service with Apple Valley for purposes of determining leave days under Valley Bank's vacation, personal and sick leave policies. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements and evidence of insurability requirements. In addition, and notwithstanding the foregoing, Continuing Employees shall not be eligible to enter any New England Bancshares or New England Bancshares Subsidiary Employee Stock Ownership Plan until the first anniversary of the Merger Effective Date and such Continuing Employees shall not receive any prior credit for vesting. Continuing Employees will be treated as new hires for purposes of Valley Bank's annual holiday bonus program.

         (b) In the event of the termination of any Apple Valley health, disability or life insurance plan, or the consolidation of any Apple Valley health, disability or life insurance plan with any Valley Bank health, disability or life insurance plan, Valley Bank shall as soon as practicable make available to Continuing Employees and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to employees of Valley Bank. Unless a Continuing Employee affirmatively terminates coverage under a Apple Valley health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Valley Bank health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Apple Valley health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in such plans, programs and benefits common to all employees of Valley Bank and their dependents. Terminated Apple Valley employees and qualified beneficiaries will have the right to continue coverage under group health plans of Valley Bank in accordance with IRC Section 4980B(f). Continuing Employees who become covered under a Valley Bank health plan shall be required to satisfy the deductible limitations of the Valley Bank health plan for the plan year in which the coverage commences, with offset for deductibles satisfied under the Apple Valley health plan. In the event of any termination of any Apple Valley health plan, or consolidation of any Apple Valley health plan with any health plan of Valley Bank or an Affiliate of Valley Bank, the Health

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

Insurance Portability Accountability Act of 1996 ("HIPAA") will govern any coverage limitations due to pre-existing conditions.

         (c) Apple Valley shall cause contributions under the Apple Valley 401(k) Plan to be frozen, effective on or before the Merger Effective Date. Continuing Employees who satisfy the eligibility requirements of the Enfield Federal 401(k) Plan shall be eligible to participate in the Valley Bank 401(k) Plan as of the first entry date coincident with or following the Merger Effective Date. Following the Merger Effective Date, New England Bancshares may, in its sole discretion, take all action necessary to cause the Apple Valley 401(k) Plan to be merged into the Valley Bank 401(k) Plan, in accordance with applicable laws.

         (d) New England Bancshares shall honor the employment, change of control and severance contracts or plans as set forth in APPLE VALLEY DISCLOSURE
SCHEDULE 5.11(d),  and each of the persons identified in APPLE VALLEY DISCLOSURE
SCHEDULE 5.11(d) shall execute a termination and release agreement, substantially in the form set forth in APPLE VALLEY DISCLOSURE SCHEDULE 5.11(d), releasing rights under such existing employment, change of control and severance contracts or plans in consideration of the cash payment and benefits identified in APPLE VALLEY DISCLOSURE SCHEDULE 5.11(d); provided that notwithstanding anything contained therein or in this Agreement, no payment shall be made under any employment, change of control and severance contract or plan that would constitute a "parachute payment" (as such term is defined in Section 280G of the IRC). Except as set forth in APPLE VALLEY DISCLOSURE SCHEDULE 5.11(d), after the Merger Effective Date, any Continuing Employee whose employment is actually terminated by Valley Bank other than for cause within six (6) months of the Merger Effective Date or any employee of Apple Valley who is not offered a position at Valley Bank, other than employees who are parties to an existing employment, change in control or severance agreement with Apple Valley, shall receive two (2) weeks salary (W-2 base compensation) for each year of service with a minimum payment based on four (4) weeks salary and a maximum payment based on twelve (12) weeks salary.

         (e) New England Bancshares intends to offer employment to all qualified Apple Valley employees that, in the sole discretion of New England Bancshares, are appropriate and necessary for the operation of Apple Valley and Valley Bank as a combined bank. New England Bancshares and Valley Bank agree to provide at least 8 weeks prior notice of termination of employment to any Continuing Employee whose employment with New England Bancshares or Valley Bank is terminated during the first 6 months following the Merger Effective Date.

         (f) New England Bancshares shall offer to appoint one person who serves on the Board of Directors of Apple Valley, with such person to be selected in the sole discretion of New England Bancshares, to serve on New England Bancshares' Board of Directors immediately following the Merger Effective Date.

         (g) On the Merger Effective Date, New England Bancshares or Valley Bank shall offer Maureen A. Frank a six-month consulting agreement at a rate of $70,000 for such six-month period, in the form attached hereto as Exhibit C (the "Consulting Agreement").

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

         Section 5.12 Duty to Advise; Duty to Update New England Disclosure Schedules. New England Bancshares shall promptly advise Apple Valley of any change or event having a Material Adverse Effect on it or on any Subsidiary of New England Bancshares or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. New England Bancshares shall update the NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the NEW ENGLAND BANCSHARES DISCLOSURE SCHEDULES . The delivery of such updated Schedules shall not relieve New England Bancshares from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

         Section  6.01  Conditions  to  Each  Parties   Obligations  under  this
Agreement. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been approved by the requisite vote of Apple Valley's stockholders in accordance with applicable laws and regulations.

         (b) Regulatory Approvals. All approvals, consents or waivers of any Regulatory Authority required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;
provided, however, that none of such approvals, consents or waivers shall contain any condition, restriction or requirement that would so materially and adversely impact the economic or business benefits to New England Bancshares or Valley Bank of the transactions contemplated hereby that, had such condition or requirement been known, New England Bancshares and Valley Bank would not, in their judgment, have entered into this Agreement.

         (c) No Injunctions or Restraints; Illegality. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger and no Regulatory Authority shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Regulatory Authority which prohibits or makes illegal consummation of the Merger.

         (d) Third Party Consents. New England Bancshares and Valley Bank shall have obtained the consent or approval of each Person (other than the governmental approvals or consents referred to in Section 6.01(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material

Adverse Effect on New England Bancshares or Valley Bank (after giving effect to the consummation of the transactions contemplated hereby).

         (e) Tax Opinions. New England Bancshares and Apple Valley shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. and Robinson & Cole LLP, respectively, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to New England Bancshares and Apple Valley, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and
(ii) New England Bancshares, Valley Bank and Apple Valley will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of New England Bancshares, Apple Valley and others.

         (f) Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be
pending  or  threatened  by  the  SEC  to  suspend  the   effectiveness  of  the
Registration Statement, and New England Bancshares shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

         (g) Nasdaq Listing. To the extent required, the shares of New England Bancshares Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

         Section 6.02 Conditions to Apple Valley's Obligations under this Agreement. The obligations of Apple Valley hereunder shall be subject to satisfaction as of or prior to the Merger Effective Date of each of the following conditions, unless waived by Apple Valley pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, New England Bancshares and Valley Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by New England Bancshares and Valley Bank, and Apple Valley shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of New England Bancshares and Valley Bank required by this Agreement to be performed by New England Bancshares and Valley Bank as of or prior to the Merger Effective Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of New England Bancshares and Valley Bank in this Agreement that is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and

(except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

         (d) Officer's Certificate. New England Bancshares shall have delivered to Apple Valley a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (c) of this Section 6.02 have been satisfied, to the Knowledge of the officer executing the same; and

         (e) No Material Adverse Effect. Neither New England Bancshares nor Valley Bank shall have suffered any Material Adverse Effect since September 30, 2008.

         (f) New England Bancshares or Valley Bank shall have offered to enter into the Consulting Agreement with Maureen A. Frank.

         Section 6.03 Conditions to Obligations of New England Bancshares and Valley Bank under this Agreement. The obligations of New England Bancshares and Valley Bank hereunder shall be subject to satisfaction as of or prior to the Merger Effective Date of each of the following conditions, unless waived by New England Bancshares pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Apple Valley to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by Apple Valley and New England Bancshares shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Apple Valley required by this Agreement to be performed as of or prior to the Merger Effective Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Apple Valley in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

         (d) No Material Adverse Effect. Apple Valley shall not have suffered any Material Adverse Effect since September 30, 2008.

         (e) Reserves and Merger Costs. Apple Valley shall have performed in all
respects  its  obligations   required  to  be  performed  by  it  under  Section
5.10(a)(vi) of this Agreement at or prior to the Merger Effective Date;

         (f) Consents to Lease Assignments. All consents or approvals of any third party necessary to assign to New England Bancshares any real property lease to which Apple Valley is a party shall have been obtained by Apple Valley on terms that are, as reasonably determined by

New England Bancshares in its sole discretion, at least as favorable as those under the lease as provided in the Apple Valley Disclosure Schedules;

         (g) Limitation on Dissenters' Shares. As of the Merger Effective Date, the holders of no more than 10% of the Apple Valley Common Stock that is issued and outstanding shall have taken the actions required by the CBL and CBCA to qualify their Apple Valley Common Stock as Dissenters' Shares;

         (h) Fairness Opinion. Apple Valley shall have received a fairness opinion from its investment advisor as of the date of this Agreement in accordance with Section 3.23 hereof; and

         (i) Officer's Certificate. Apple Valley shall have delivered to New England Bancshares a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (i) of this Section
6.02 have been satisfied, to the Knowledge of the officer executing the same.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Merger Effective Date, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:
         (a) by the mutual written consent of New England Bancshares, Valley Bank and Apple Valley; or

         (b) by either New England Bancshares or Apple Valley, in the event of the failure of Apple Valley's stockholders to approve the Agreement at the Stockholder Meeting; provided, however, that Apple Valley shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.04(b); or

         (c) by either New England Bancshares or Apple Valley, if either (i) any approval, consent or waiver of a Regulatory Authority required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Regulatory Authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

         (d) by either New England Bancshares or Apple Valley, in the event that the Merger is not consummated by September 30, 2009, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

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

         (e) by either New England Bancshares and Valley Bank on the one hand, or Apple Valley on the other hand (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.02(b) and (c) or Sections 6.03(b) and (c), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representations or warranty; or

         (f) by New England Bancshares, (i) if Apple Valley shall have materially breached its obligations under Section 5.04(b) or Section 5.06 or
(ii) if Apple Valley's Board of Directors does not publicly recommend in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors of Apple Valley withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to New England Bancshares.

         (g) by Apple Valley, if its Board of Directors so determines by a majority vote of the members of its entire Board of Directors, and Apple Valley provides notice of such determination at any time during the two (2) business day period commencing on the Determination Date, such termination to be effective on the tenth business day following the Determination Date ("Effective Termination Date"), if both of the following conditions are satisfied:

                  (i)  The  New   England   Bancshares   Market   Value  on  the
Determination Date is less than the product of (1) the Initial New England Bancshares Market Value multiplied by (2) 0.8; and

                  (ii) The quotient obtained by dividing the New England Bancshares Market Value on the Determination Date by the Initial New England Bancshares Market Value shall be less than the Index Ratio minus 0.2; provided, however, that Apple Valley shall have no right to terminate pursuant to this
Section 7.01(g) if New England Bancshares elects, in its sole discretion to provide additional Stock Consideration in accordance with the following procedure: (A) If Apple Valley elects to terminate pursuant to this Section 7.01(g), Apple Valley shall provide notice thereof to New England Bancshares within the two (2) business day period commencing on the Determination Date; (B) during the three (3) business day period commencing with its receipt of such notice, New England Bancshares shall have the option of paying additional Stock Consideration in the form of New England Bancshares Common Stock so that the Stock Consideration shall be valued at the lesser of (x) the product of 0.80 and the Initial New England Bancshares Market Value or (y) the product obtained by multiplying the Index Ratio by the Initial New England Bancshares Market Value; and (C) if within such three business day period, New England Bancshares delivers written notice to Apple Valley that it intends to proceed with the Merger by paying such additional Stock Consideration, as contemplated by clause
(B) of this Section 7.01(g)(ii), there shall be no termination right pursuant to this Section 7.01(g) and this Agreement shall remain in full force and effect in accordance with its terms (except that the Stock Consideration shall have been so modified).

         For purposes of this Section 7.01(g), the following terms shall have the meanings indicated below:

         "Determination Date" shall mean the fifth business day prior to the Closing Date.

         "Final Index Price" means the closing price of the Nasdaq Bank Index on the Determination Date.

         "Initial New England Bancshares Market Value" shall equal $8.50; provided that if New England Bancshares declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the price for the Initial New England Bancshares Market Value shall be appropriately adjusted.

         "Initial Index Price" means the closing price of the Nasdaq Bank Index on the second trading day prior to the date of this Agreement.

         "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

         "New England Bancshares Market Value on the Determination Date" shall be the average of the daily closing sales prices of a share of New England Bancshares Common Stock as reported on the The Nasdaq Stock Exchange for the five consecutive trading days immediately preceding the Determination Date; provided that any date on which fewer than 100 shares of New England Bancshares Common Stock trades shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales price and number of days on which 100 or more shares of New England Bancshares Common Stock traded during the five consecutive trading days immediately preceding the Determination Date.

         Section 7.02      Termination Fee.

         (a) Apple Valley shall pay to New England Bancshares a fee of $350,000 (the "New England Bancshares Fee") if this Agreement is terminated as follows:

                  (i) if this Agreement is terminated by New England Bancshares pursuant to Section 7.01(f), then Apple Valley shall pay the New England Bancshares Fee on the second business day following such termination; and

                  (ii) if this Agreement is terminated by (A) either party pursuant to Section 7.01(b) or (B) New England Bancshares pursuant to Section 7.01(e) because of Apple Valley's willful breach of any representation, warranty, covenant or agreement under this Agreement, and in any such case an Acquisition Proposal with respect to Apple Valley shall have been publicly announced or otherwise communicated or made known to Apple Valley's Board of Directors (or shall have publicly announced, communicated or made known an intention to make an

Acquisition Proposal) at any time after the date of this Agreement and on or prior to the date of the Shareholders Meeting, in the case of clause (A), or the date of termination in the case of clause (B), then Apple Valley shall pay (x) one third of the New England Bancshares Fee to New England Bancshares on the second business day following such termination and (y) if within 18 months after such termination Apple Valley enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then Apple Valley shall pay the remainder of the New England Bancshares Fee on the date of such execution or consummation.

         (b) Any amount that becomes payable pursuant to Section 7.02(a) shall be paid by wire transfer of immediately available funds to an account designated by New England Bancshares in writing to Apple Valley.

         (c) Apple Valley acknowledges that the agreement contained in Section 7.02(a) is an integral part of the transactions contemplated by this Agreement, that without such agreement by Apple Valley, New England Bancshares would not have entered into this Agreement and that such amounts do not constitute a penalty. If Apple Valley fails to pay the amounts due under Section 7.02(a) with the time periods specified, Apple Valley shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by New England Bancshares in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

         (d) Notwithstanding anything to the contrary contained herein, Apple Valley shall be obligated, subject to the terms of this Section 7.02, to pay only one New England Bancshares Fee.

         Section 7.03 Effect of Termination. In the event of termination of this Agreement by either New England Bancshares or Apple Valley as provided in
Section 7.01, this Agreement shall forthwith become void and, subject to Section 7.02, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.02, 7.02 and 8.01, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial advisors, consultants, accountants and counsel, and other costs and expenses ("Costs and Expenses").

         Section 8.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and

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

covenants, (other than those agreements in Article II and covenants set forth in Sections 5.02(a)(ii), 5.05 and 5.11, which will survive the Merger), shall terminate on the Merger Effective Date.

         Section 8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the covenants, agreements or conditions contained in Articles V and VI hereof or otherwise; provided, however, that after any approval of the transactions contemplated by this Agreement by Apple Valley's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Apple Valley stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 8.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Article II and Sections 5.02(a)(ii), 5.05 and 5.11.

         Section 8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

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


         Section 8.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, or mailed by prepaid registered or certified mail (return receipt requested), addressed as follows, and shall be deemed given five (5) days after deposited in the United States mail or one (1) day after deposited with a nationally recognized overnight courier service:

         (a) If to New England Bancshares to:

                           David J. O'Connor
                           Chief Executive Officer
                           855 Enfield Street
                           Enfield, Connecticut 06082
                           Facsimile:  (860) 253-5205

         with a copy to:

                           Luse Gorman Pomerenk & Schick, P.C.
                           5335 Wisconsin Avenue, NW, Suite 400
                           Washington, DC  20015
                           Attention:  Lawrence M.F. Spaccasi, Esq.


         (b) If to Apple Valley, to:

                           The Apple Valley Bank & Trust Company
                           286 Maple Avenue
                           Cheshire, CT 06410
                           Facsimile: (203) 271-1540
                           Attention: Maureen Frank, President and
                                      Chief Executive Officer

                  with a copy to:

                           Robinson & Cole LLP
                           280 Trumbull Street
                           Hartford, CT 06103
                           Facsimile: (860) 275-8299
                           Attention:  Edward J. Samorajczyk, Jr.

         Section 8.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.08 Counterparts. This Agreement may be executed in any number of counterparts, including by way of facsimile or other electronic transmission, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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

         Section 8.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Maryland, except to the extent federal law and regulations or Connecticut law applicable to financial institutions shall be controlling.

         Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.




                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, this Agreement has been executed by the directors of Valley Bank and The Apple Valley Bank & Trust Company and by the duly authorized officers of each of the parties as of the day and year first above written.


                          NEW ENGLAND BANCSHARES, INC.


                          By:      /s/ David J. O'Connor
                                   ---------------------------------------------
                                   Name:   David J. O'Connor
                                   Title:  President and Chief Executive Officer

                          VALLEY BANK


                          By:      /s/ Anthony Mattioli
                                   ---------------------------------------------
                                   Name:   Anthony Mattioli
                                   Title:  President


VALLEY BANK DIRECTORS

/s/ Thomas O. Barnes
-----------------------------               -----------------------------
Thomas O. Barnes                            Bonnie Crane

                                            /s/ Peter T. Dow
-----------------------------               -----------------------------
Edmund D. Donovan                           Peter T. Dow

                                            /s/ Thomas P. O'Brien
-----------------------------               -----------------------------
Mark Gibson                                 Thomas P. O'Brien

/s/ David J. O'Connor                       /s/ David J. Preleski
-----------------------------               -----------------------------
David J. O'Connor                           David J. Preleski


-----------------------------
James J. Pryor

                               THE APPLE VALLEY BANK & TRUST COMPANY


                               By:      /s/ Maureen A. Frank
                                        ----------------------------------------
                                        Maureen A. Frank
                                        President and Chief Executive Officer


THE APPLE VALLEY BANK & TRUST COMPANY

/s/ Michael J. Alfieri                      /s/ Maureen A. Frank
-----------------------------               -----------------------------
Michael J. Alfieri                          Maureen A. Frank

/s/ G. Donald Jacobson                      /s/ Raymond E. Koontz
-----------------------------               -----------------------------
G. Donald Jacobson                          Raymond E. Koontz


-----------------------------               -----------------------------
J. Allen Lamb                               Richard J. Moore

/s/ Kathryn C. Reinhard
-----------------------------               -----------------------------
Kathryn C. Reinhard                         Donald A. Sirois

/s/ Robert S. Stanek                        /s/ Thomas Stanton, Jr.
-----------------------------               -----------------------------
Robert S. Stanek                            Thomas Stanton, Jr.


-----------------------------
John Wolfe


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